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                                    EXHIBIT 1

                                    AGREEMENT

     WHEREAS, Libra-Wilshire Partners, L.P. ("Libra-Wilshire"), Libra Investments, Inc. ("Libra") and Jess M. Ravich ("Ravich" and with
Libra-Wilshire and Libra, the "Reporting Persons"), individually or collectively, may be deemed to be a beneficial owner within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of Section 13(d) of the Exchange Act of the Common Stock, $0.01 par value per share, of Astrex, Inc., a Delaware corporation; and

     WHEREAS, the Reporting Persons desire to satisfy any filing obligation each may have under Section 13(d) of the Exchange Act by filing a single
Schedule 13D pursuant to such Section with respect to each class of securities;

     NOW THEREFORE, the Reporting Persons agree to file a Schedule 13D under the Exchange Act relating to the Common Stock of Astrex, Inc. and agree further to file any such amendments thereto as may become necessary unless and until such time as one of the parties shall give written notice to the other parties of this Agreement that it wishes to file a separate Schedule 13D relating to the Common Stock of Astrex, Inc. provided that each person on whose behalf the Schedule 13D or any amendments is filed is responsible for the timely filing of such Schedule 13D and any amendments thereto necessitated by the actions or intentions of such person and for the completeness and accuracy of the information pertaining to it and its actions and intentions.

     The Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument.

Dated as of March 20, 1996.    LIBRA-WILSHIRE PARTNER, L.P.
                               BY:  LIBRA INVESTMENTS, INC., ITS GENERAL PARTNER


                               By:  \s\ JESS M. RAVICH
                                  ----------------------------------------------
                               Title:    President
                                  ----------------------------------------------

                               LIBRA INVESTMENTS, INC.


                               By:  \s\ JESS M. RAVICH
                                  ----------------------------------------------
                               Title:    President
                                  ----------------------------------------------


                               \s\ JESS M. RAVICH
                               -------------------------------------------------
                               JESS M. RAVICH